                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY



                               PRICING AGREEMENT


Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Bear, Stearns & Co. Inc.
245 Park Avenue, Third Floor
New York, NY 10167-0002

Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue, Twelfth Floor
New York, NY 10172-0003

J.P. Morgan Securities Inc.
60 Wall Street
New York, NY 10260-0060

As Representatives of  the several
Underwriters named in Schedule I
hereto

c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

                                                               December 17, 1996


Ladies and Gentlemen:

          Rite Aid Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 17, 1996 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.
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                                                                               3

          If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request.


                                                RITE AID CORPORATION,


                                       by  /s/ Franklin C. Brown
                                           ____________________________________

                                              Name:  Franklin C. Brown
                                              Title: Executive Vice President


Accepted as of the
date hereof:

Goldman, Sachs & Co.
 On behalf of each of
 the Underwriters


by  /s/ Goldman, Sachs & Co.
   _______________________________

 Name:   Goldman, Sachs & Co.
 Title:  Attorney-in-fact

                                  SCHEDULE  I

                                                   Principal  Amount of Debt Securities
                                                             to be Purchased

                                         6.70% Notes           7.125% Notes           7.70% Debentures
                                             Due                   Due                        Due
Underwriter                            December 15, 2001      January 15, 2007        February 15, 2027
-----------                            ------------------     -----------------       ------------------
Goldman, Sachs & Co.   ..........           $ 83,125,000         $ 83,152,000            $ 71,250,000

Bear, Stearns & Co. Inc. ........             83,125,000           83,125,000              71,250,000

Donaldson, Lufkin & Jenrette
  Securities Corporation ........             83,125,000           83,125,000              71,250,000

J. P. Morgan Securities Inc. ....             83,125,000           83,125,000              71,250,000

Raymond James &  Associates, Inc.             17,500,000           17,500.000              15,000,000
                                            ------------         ------------            ------------

Total ...........................           $350,000,000         $350,000,000            $300,000,000
                                            ============         ============            ============

                                  SCHEDULE II


Title of Designated Securities:

     6.70% Notes Due December 15, 2001 (the "6.70% Notes")
     7.125% Notes Due January 15, 2007 (the "7.125% Notes")
     7.70% Debentures Due February 15, 2027 (the "7.70% Debentures")

Aggregate Principal Amount:
     6.70% Notes:                      $350,000,000
     7.125% Notes:                     $350,000,000
     7.70% Debentures:                 $350,000,000


Price to Public:

     6.70% Notes:                      99.977% of the principal amount

     7.125% Notes:                     99.871% of the principal amount

     7.70% Debentures:                 99.716% of the principal amount


Purchase Price by Underwriters:

     6.70% Notes:                      99.377% of the principal amount

     7.125% Notes:                     99.221% of the principal amount

     7.70% Debentures:                 98.841% of the principal amount


Specified Funds for Payment of Purchase Price:

     6.70% Notes:                      wire transfer of immediately available funds

     7.125% Notes:                     wire transfer of immediately available funds

     7.70% Debentures:                 wire transfer of immediately available funds

Indenture:

     Indenture dated August 1, 1993, between the Company and First Trust of New York, National Association, as successor Trustee

Maturity:

     6.70% Notes:                      December 15, 2001

     7.125% Notes:                     January 15, 2007

     7.70% Debentures:                 February 15, 2027


Interest Rate:

     6.70% Notes:                      6.70%

     7.125% Notes:                     7.125%

     7.70% Debentures:                 7.70%


Interest Payment Dates:

     6.70% Notes:                      June 15 and December 15, commencing
                                       June 15, 1997

     7.125% Notes:                     July 15 and January 15, commencing July 15,
                                       1997

     7.70% Debentures:                 August 15 and February 15, commencing
                                       August 15, 1997


Redemption Provisions:

     6.70% Notes:                      No provisions for redemption

     7.125% Notes:                     No provisions for redemption

     7.70% Debentures:                 No provisions for redemption

Sinking Fund Provisions:
     6.70% Notes:                      No sinking fund provisions

     7.125% Notes:                     No sinking fund provisions

     7.70% Debentures:                 No sinking fund provisions


Defeasance:

     6.70% Notes:                      The provisions of the Indenture relating to
                                       defeasance described under the caption
                                       "Description of Debt Securities--Defeasance and
                                       Discharge" in the Prospectus will apply.

     7.125% Notes:                     The provisions of the Indenture relating to
                                       defeasance described under the caption
                                       "Description of Debt Securities--Defeasance and
                                       Discharge" in the Prospectus will apply.

     7.70% Debentures:                 The provisions of the Indenture relating to
                                       defeasance described under the caption
                                       "Description of Debt Securities--Defeasance and
                                       Discharge" in the Prospectus will apply.


Conversion Provisions:

     6.70% Notes:                      No provisions for conversion

     7.125% Notes:                     No provisions for conversion

     7.70% Debentures:                 No provisions for conversion


Time of Delivery:

     10:00 a.m., December 20, 1996


Closing Location:

     Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York,
NY 10019-7475

Delayed Delivery:

      None


Names and Addresses of Representatives:

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Bear, Stearns & Co. Inc.
245 Park Avenue, Third Floor
New York, NY 10167-0002

Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue, Twelfth Floor
New York, NY 10172-0003

J. P. Morgan Securities Inc.
60 Wall Street
New York, NY 10260-0060

Address for Notices, etc.:

c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004